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                                                                       EXHIBIT 4
                              AMENDED AND RESTATED
                        N-VIRO INTERNATIONAL CORPORATION
                                STOCK OPTION PLAN


I.       PURPOSE.

                  The purpose of this N-Viro International Corporation Stock Option Plan is to enable N-Viro International Corporation (the "Corporation") to attract and retain qualified officers, other key employees and non-employee directors, and to provide an incentive for such officers, key employers and directors of the Corporation to expand and improve the profits and prosperity of the Corporation.

                  The Stock Option Plan was approved by the Board of Directors on May 10, 1993, and was approved by the Corporation's stockholders on May 13, 1994. The Board of Directors has approved this amendment and restatement of the Stock Option Plan on February 13, 1998.

II.      DEFINITIONS.

                  The following terms shall have the meanings shown:

         2.1 "Board of Directors" shall mean the Board of Directors of the Corporation.

         2.2 "Change of Control" shall mean any event described in Section 6.1.

         2.3 "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

         2.4 " Committee" shall mean the Compensation Committee of the Board of Directors, or such other Committee as the Board may appoint to administer this Plan. To the extent grants to Named Executive Officers are to be approved, all members of the Committee shall be directors who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 and as "outside directors" within the meaning of Treasury Regulation 1.162-27(e)(3).

         2.5 "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation, except as provided in Section 7.2 of the Plan.

         2.6 "Consultant" shall mean any individual engaged to perform services for the Corporation or its Subsidiaries on a regular and on-going basis who is not an employee of the Corporation.

         2.7 "Date of Grant" shall mean the date specified by the Committee on which a grant of Options, or a grant or sale of Restricted Shares, shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

         2.8 "Fair Market Value" shall mean the fair market value of a share of Common Stock of the Corporation as determined by the Committee. For periods when the Common Stock is publicly traded, this shall be determined by reference to the mean between the closing dealer bid and asked prices for the Common Stock reported on the NASDAQ Smallcaps stock market or to the closing price quoted on any other stock exchange on which the Common Stock is then traded, on the preceding business day on which such prices were quoted. For periods in which no trades or quotations have been reported for at least ten (10) business days, the Fair Market Value may be determined by reference to an average of the

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trading prices reported during the prior month or in such other manner as the
Committee may deem to be an appropriate method of estimating the current market value.

         2.9 "ISOs" shall mean stock options granted by the Corporation which are intended to qualify as incentive stock options under Section 422 of the Code.

         2.10 "Named Executive Officer" shall mean the Company's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

         2.11 "Nonemployee Director" shall mean a member of the Board of Directors who is not an employee or Consultant of the Corporation or any Subsidiary.

         2.12 "Nonstatutory Options" shall mean stock options which are not intended to qualify as ISOs.

         2.13 "Option Agreement" shall mean a written agreement between the Corporation and a Participant who has been granted Options under this Plan.

         2.14 "Option Price" shall mean, with respect to any Option, the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option.

         2.15 "Options" shall mean any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including both ISOs and Nonstatutory Options.

         2.16 "Participant" shall mean any current or former employee, Consultant or director of the Corporation who has been granted Options or Restricted Stock under the terms of this Plan.

         2.17 "Plan" shall mean this N-Viro International Corporation Stock Option Plan, as the same may be amended from time to time.

         2.18 "Restricted Stock" shall mean shares of Common Stock that are issued to eligible officers, key employees or Consultants and made subject to restrictions in accordance with Article V of the Plan.

         2.19 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

         2.20 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

         2.21 "Ten Percent Shareholder" shall mean any Participant who at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     ELIGIBILITY.

         3.1 Key Employees. The Committee may grant Options and/or awards of Restricted Stock under this Plan to any officer, key employee or Consultant of the Corporation. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and

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responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

         3.2 Named Executive Officers. Notwithstanding Section 3.1, any officer who is a Named Executive Officer shall not be granted Options or awards of Restricted Stock unless the grant has been approved by a Compensation Committee of the Board of Directors satisfying the requirements stated in Section 2.4.

         3.3 Directors. Members of the Board of Directors who are officers of the Corporation shall be eligible for Options or other awards under this Plan on the same terms as other officers. Other members of the Board of Directors shall be eligible for Options only to the extent specified in this Section 3.3, as it may be amended from time to time by the Board of Directors.

         Each year, on the first business day following the Annual Meeting of the Company's Stockholders, each Non-Employee Director shall automatically be granted Nonstatutory Options to purchase 500 shares of Common Stock for each meeting of the Board attended during the prior year. The Option Price for those Options shall be equal to the Fair Market Value of the Common Stock on the preceding business day. These Options shall first become exercisable six (6) months after the Date of Grant.

IV.      OPTIONS.

         4.1 Terms and Conditions. The Committee may, in its sole discretion, from time to time grant Options to any officer, key employee or Consultant of the Corporation. The grant of an Option to an eligible officer, employee or Consultant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee (or, in the case of a Named Executive Officer, the Compensation Committee) may deem appropriate.

                  (a) Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any employee during any one calendar year is 250,000 shares.

                  (b) Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate. If no other vesting schedule is specified by the Committee, a grant of Options shall vest and become exercisable in five (5) equal annual installments, with successive installments vesting, on the Date of Grant and the first four anniversaries of the Date of Grant.

                  (c) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall in no event be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

                  (d) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and


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(iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Article VI.

                  (e) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise. This payment generally must be made in the form of cash. Alternatively, the Corporation may accept as payment of the Option Price:

         (1) delivery of stock certificates for whole shares of Common Stock already owned by the Participant for at least six months (at the time of exercise), valued at their Fair Market Value on the business day immediately preceding the date of exercise;

         (2) delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account; or

         (3) an instruction to withhold as payment of the Option Price a portion of the shares of Common Stock issuable under the Option with a Fair Market Value (valued as of the business day immediately preceding the date of exercise) equal to the Option Price (provided that the amount paid in cash shall not be less than the par value of the shares issuable upon such exercise).

         4.2 Effect of Termination of Employment, Retirement, Disability or Death.

                  (a) If a Participant's employment (or other relationship, in the case of a Consultant or director) with the Corporation is involuntarily terminated, or is terminated by the Participant without the Corporation's express consent, for any reason other than retirement, disability or death, his or her unvested Options shall terminate upon the date of the termination of employment, unless the Committee decides, in its sole discretion, to waive this termination and amend the Participant's Option Agreement to so provide. Any Option Agreement may include such provisions as the Committee deems advisable with respect to the Participant's right to exercise his or her vested Options subsequent to termination of employment, provided that if the Participant's Option Agreement contains no other provision on this point, the Participant's right to exercise the vested Options shall terminate ninety (90) days after the date of termination of the Participant's employment. No ISO shall be exercisable at any time more than ninety (90) days after the date of termination of employment, except as provided in Section 4.2(b) or (c).

                  (b) Option Agreements may provide for an extended period of continued exercisability following the Participant's retirement or other termination with the consent of the Corporation, or subsequent to termination of the Participant's employment by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b). No ISO shall be exercisable at any time subsequent to the expiration of the period of ninety
(90) days from the date of termination of employment, or the period of twelve
(12) months from the date of termination of the Participant's employment (or other relationship with the Corporation) by reason of total and permanent disability, as the case may be.

                  (c) Any Option Agreement may, in the Board of Director's sole discretion, provide that, in the event the Participant dies while in the employ of the Corporation (or while serving as an active Consultant), or while he or she has the right to exercise his or her Options under the preceding Section 4.2(b), the Options may be exercised (to the extent it had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the

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Board of Directors deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.

                  (d) For purposes of this Section 4.2, a Participant's employment with the Corporation shall be considered to terminate on the last day for which the Participant is paid through the Corporation's payroll, unless the Committee expressly determines that another date should be used as the date of termination of employment. A termination of employment shall be considered retirement if the Participant has reached normal retirement age under the Corporation's retirement, or as otherwise mutually agreed by the Participant and the Committee. Subject to applicable law, the Committee shall have the discretion to determine whether and when a layoff or a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

         4.3 Designation of Options as Incentive Stock Options. The Committee may, in its discretion, specify that any Options granted to a Participant who is an employee of the Corporation or any Subsidiary shall be ISOs qualifying under Code Section 422. Each Option Agreement which provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

                  Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

                  (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

                  (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

                  (c) In the case of an ISO granted to a Participant who is a Ten Percent Shareholder, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

                  (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

         4.4 Authority to Waive Restrictions on Exercisability. The Committee may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed pursuant to Section 4.1(b), become immediately exercisable in full. The Committee may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under
Section 4.3.


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         4.5 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph.

                  Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee.


V.       RESTRICTED STOCK.

         5.1 Rights As A Shareholder. Subject to Sections 3.2 and 3.3, the Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a stock certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 5.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

         5.2      Awards and Certificates.

                  (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

                  (b) When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

                           "The  transferability  of the  shares  of  stock
represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and N-Viro International Corporation. A copy of such Agreement is on file in the offices of the Secretary of the Company, 3450 W. Central Avenue, Suite 328, Toledo, Ohio.

                  (c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under
Article VI of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

         5.3 Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article V shall be subject to the following restrictions and conditions:

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                  (a) During a period set by the Committee of not less than six
(6) months, but not more than eight (8) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate, or for the lapse of such restrictions upon the achievement of such corporate or personal performance targets as may be designated by the Committee.

                  (b) Except as provided in Section 5.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

                  (c) Subject to the provisions of Section 5.3(d), upon termination of the Participant's employment with the Corporation (or status as a Consultant) during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to or repurchased by the Corporation.

                  (d) In the event of a Participant's retirement, permanent total disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

                  (e) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

                  (f) Nothing in this Section 5.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VI.      TAX WITHHOLDING.

         6.1 Withholding Taxes. The Corporation shall have the right to require Participant who are employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan. If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

         6.2 Methods of Withholding. Amounts which the Corporation is entitled to withhold pursuant to Section 6.1, may, at the election of the Participant and with the approval of the Committee, be (i) paid in cash by the Participant, (ii) withheld from the Participant's salary or other compensation payable by the Corporation, or (iii) withheld in the form of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option.

         6.3 Tax Loans. In the discretion of the Committee, the Corporation may make a loan to a Participant who is an employee (i) in connection with the exercise of an Option in an amount not to

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exceed the grossed up amount of any Federal and state taxes the Corporation is required to withhold in connection with such exercise, for the purpose of assisting such Participant to exercise such Option, or (ii) in connection with the vesting of Restricted Stock in an amount equal to the grossed up amount of any Federal and state taxes the Corporation is required to withhold as a result of such vesting. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

VII.     AGGREGATE LIMITATION ON SHARES OF COMMON STOCK.

         7.1 Number of Shares of Common Stock. Shares of Common Stock which may be issued pursuant to Options or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock which may be issued under this Plan shall not exceed 600,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 7.2.

                  For purposes of this Section 7.1(a), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Company as payment of the Option Price or withheld for payment of taxes.

                  Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires shall again be available for issuance under the Plan. In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

         7.2 Adjustments of Stock. The Committee shall proportionately adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock in the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, and make any and all other adjustments deemed appropriate by the Committee or the Board of Directors to prevent substantial dilution or enlargement of the rights granted to any Participant.

                  New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Option.

         7.3 Dissolution or Merger. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under this Plan to exercise an Option) shall have the right, immediately prior to such


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dissolution or liquidation, or such merger or consolidation, to exercise such
Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

VIII.  CHANGE IN CONTROL TRANSACTIONS.

         8.1 Change in Control. For purposes of this Plan, a "Change in Control" shall include any of the events described below:

                  (a) The acquisition in one or more transactions of more than thirty percent (30.0%) of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended) other than N-Viro Energy Systems, Ltd.;

                  (b) Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity in connection with such merger or consolidation if at least thirty percent of the outstanding shares of Common Stock outstanding immediately after the merger is completed is held by persons who were not stock holders of the Corporation prior to the merger;

                  (c) Any transfer or sale of substantially all of the assets of the Corporation;

                  (d) Any person, or group of persons, announces a tender offer for at least thirty percent (30%) of the Corporation's Common Stock.

provided that, no acquisition shares of Common Stock by any person in a public offering or private placement of the Common Stock or other transaction approved by the Board of Directors shall be considered a Change in Corporate Control.

         8.2 Effect of Change in Control. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to all Participants.

                           (i)      Accelerate the exercise dates of any
outstanding Options, make all outstanding Options fully vested and exercisable;

                           (ii)     Determine  that all or any portion of
conditions associated with a Restricted Stock Award have been met;

                           (iii) Grant a cash bonus award to any of the holders
of outstanding Options;

                           (iv)     Pay cash to any or all  Option  holders in
exchange for the cancellation of their outstanding Nonstatutory Options;

                           (v)      Make any other  adjustments or amendments
to the Plan and outstanding Options, Restricted Stock and/or substitute new Options or other awards.

With respect to any Named Executive Officer, any such action shall be effective only if it is approved by the Compensation Committee.

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IX.      MISCELLANEOUS.

         9.1 General Restriction. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

         9.2 Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, or at time of the transfer of shares of Restricted Stock, any written representation that Committee of Directors determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

         9.3 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee.

         9.4 Non-Uniform Determinations. The Committee's determinations under this Plan (including, without limitation, its determinations of the persons to receive Options, or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

         9.5 No Rights as Shareholders. Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

         9.6 Transfer Restrictions. The Committee's may determine that any Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

         9.7 Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

X.                ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors unless the Board has delegated its authority to a Committee consisting of such members as may be appointed by the Board of Directors from time to time. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority with respect to Named Executive Officers only to the Compensation Committee. With respect to other Participants, the members of the Committee need not be members of the Board of Directors, and shall serve at the pleasure of the Board of Directors.

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

                  (b) Except as provided in Section 3.2, the Committee shall have the authority, in its sole discretion, from time to time: (i) to grant Options, shares of Restricted Stock to officers, key employees, and Consultants of the Company, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, or the vesting of Restricted Stock, as it may deem appropriate; (iv) to modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. With respect to any Named Executive Officer, this authority shall be transferred to the Compensation Committee, or may be exercised by the Board of Directors subject to the condition that the express approval of the Compensation Committee must be obtained.

                  (c) All actions taken by the Board of Directors shall be final, conclusive and binding upon any eligible employee. No member of the Board of Directors shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

                  (d) Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant, counsel, or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made by him or her in good faith.

XI.      AMENDMENT AND TERMINATION.

         11.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or the stockholder approval requirements imposed on the Corporation by the Listing Rules of any stock exchange on which the Common Stock is listed. The termination or amendment of this Plan shall not, without the consent of the employee, affect such employee's rights under an award previously granted.

         11.2 Term of Plan. Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on May 10, 2003, the tenth anniversary of the date on which the Plan became effective, and no Options or awards of Restricted Stock may be granted on or after such date.


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